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                                                                   Exhibit 10.24


                                 PROMISSORY NOTE


$50,000,000                                                   December 31, 1997

         For value received, FORT AUSTIN LIMITED PARTNERSHIP, a Texas limited partnership ("BORROWER"), promises and agrees to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("LENDER"), in lawful money of the United States of America, the principal sum of $50,000,000 or so much thereof as may be outstanding from time to time under the Line of Credit extended by Lender to Borrower in the Loan Agreement of even date herewith between Borrower and Lender (the "LOAN AGREEMENT"), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.

         If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on December 31, 2002, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at c/o Texas Commerce Bank, 717 Harwood, 6th Floor, LB 9103611, Dallas, Texas 75201-6507. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds.

         Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

         This Note is the Floating Rate Note as identified and defined in the Loan Agreement. This Note evidences advances made, other than the initial advance, interest due at the Floating Rate, and amounts otherwise owed to Lender under the Floating Rate Note and the Loan Agreement. This Note evidences a revolving line of credit which provides that the principal balance hereof may be advanced, repaid and readvanced (or reborrowed) from time to time as provided in the Loan Agreement. This Note is executed in conjunction with the Loan Agreement and is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgage). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, restrictions on prepayment, and participation interest (if any).

         Borrower's liability hereunder is subject to the limitation on liability provisions of Article 12 of the Loan Agreement. This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America.



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         Executed as of the date first written above.

                                   FORT AUSTIN LIMITED PARTNERSHIP,
                                   a Texas limited partnership

                                   By:  ARC FORT AUSTIN PROPERTIES, INC.,
                                        a Tennessee corporation, General Partner


                                        By: /s/ Todd Kaestner
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                                            EVP, Fort Austin Properties
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